UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2010

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On August 25, 2010, Daktronics, Inc. (the “registrant”) held its Annual Meeting of Shareholders for fiscal 2010.  Of the 41,244,411 shares of the Company’s common stock outstanding and entitled to vote, 35,120,780 shares, or 85.15%, were represented at the meeting.  The results of the votes on the proposals at the Annual Meeting are as follows.

Proposal 1.  Election of Directors.  The following individuals were selected as directors, each to serve a three-year term that expires on the date of the Annual Meeting of Shareholders in 2013 or until their successors are duly elected:

	Number of Shares Voted
Director Nominee	For	Witheld	Broker Non-Votes
James B. Morgan	23,296,689	2,668,019	9,156,072
John L. Mulligan	23,254,530	2,710,178	9,156,072
Duane E. Sander	19,014,434	6,950,274	9,156,072

Proposal 2.  Approve an Amendment to our Employee Stock Purchase Plan.  The amendment to the registrant’s Employee Stock Purchase Plan was approved based upon the following votes:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
24,229,508	310,102	163,113	9,156,072

Proposal 3.  Ratification of Appointment of Independent Registered Public Accounting Firm.  The appointment of Ernst & Young LLP as the registrant’s independent registered public accounting firm for the registrant's fiscal 2011 was ratified based on the following votes:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
33,576,212	128,463	154,120	-

Proposal 4.  Such Other Business as may Properly Come Before the Meeting or any Adjournment or Postponement Thereof.  The approval to transact such other business as may properly come before the meeting or any adjournment or postponement thereof was approved based on the following votes:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
19,900,586	13,574,853	383,356	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ William R. Retterath
William R. Retterath, Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)
Date: August 26, 2010